EX-99.(q)(2)

GOLDMAN SACHS ETF TRUST

Power of Attorney

Know All Men By These Presents, that the undersigned, Lawrence W. Stranghoener, hereby constitutes and appoints James A. McNamara, Caroline Kraus, Andrew Murphy, Robert Griffith, Matthew Wolfe and Francesca Mead, jointly and severally, his attorneys-in-fact, each with power of substitution, for him in any and all capacities to sign the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 of Goldman Sachs ETF Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

Dated: July 23, 2015

/s/ Lawrence W. Stranghoener
Lawrence W. Stranghoener

GOLDMAN SACHS ETF TRUST

Power of Attorney

Know All Men By These Presents, that the undersigned, Michael Latham, hereby constitutes and appoints James A. McNamara, Caroline Kraus, Andrew Murphy, Robert Griffith, Matthew Wolfe and Francesca Mead, jointly and severally, his attorneys-in-fact, each with power of substitution, for him in any and all capacities to sign the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 of Goldman Sachs ETF Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

Dated: July 23, 2015

/s/ Michael Latham
Michael Latham